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                                                                    EXHIBIT 3.48

                                   B Y  L A W S

                                       OF

                             KAGAN WORLD MEDIA, INC.

                            (A DELAWARE CORPORATION)

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                                    ARTICLE I

                                     OFFICES

          Section 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at 229 South State Street, Dover, County of Kent, Delaware, and its resident agent at such address is The Prentice-Hall Corporation System, Inc. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          Section 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors fails to so determine the time, date and place for the annual meeting, it shall be held, beginning in 1989, at the principal office of the Corporation at 10 o'clock a.m. on the last Wednesday in July of each year.

          Section 2. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or by resolution of the Board of Directors and shall be called by the President or Secretary upon the written request of not less than 10% in interest of the stockholders entitled to vote thereat. Notice of each special meeting shall be given in accordance with Section 3 of this Article II. Unless otherwise permitted by law,

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business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

          2.1 If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the president, any vice president, or the secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 3 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.1 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

          Section 3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.

          3.1  If action is proposed to be taken at any meeting for approval of
(i) a contract or transaction in which a director has a direct or indirect financial interest, (ii) an amendment of the Certificate of Incorporation, (iii) a reorganization of the Corporation, (iv) a voluntary dissolution of the Corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall also state the general nature of that proposal.

          Section 4. QUORUM. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

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          Section. 5.    VOTING. Unless otherwise provided in the Certificate of
Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Upon the request of not less than 10% in interest of the stockholders entitled to vote at a meeting, voting shall be by written ballot. All elections of directors shall be decided by plurality vote. Unless otherwise required by law, these Bylaws or the Certificate of Incorporation, all other corporate action shall be decided by majority vote.

          Section 6. WAIVER OF NOTICE AND CONSENT BY ABSENT STOCKHOLDERS. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 3.1 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          6.1 Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of meeting, but not so included if that objection is expressly made at the meeting.

          Section 7. RECORD DATE OF STOCKHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by agreement or in the Delaware General Corporation Law.

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          7.1  If the Board of Directors does not so fix a record date:

               (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

               (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

          Section 8. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors.

          Section 9. CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors of the Corporation, if one is elected, or, in his absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.

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          Section 10.    SECRETARY OF MEETINGS. The Secretary of the Corporation
shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the President shall appoint a person to act as Secretary at such meetings.

          Section 11. LISTS OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the Corporation's registered offices. The list shall also be produced and kept at the meeting and may be inspected by any stockholder who is present.

          Section 12. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 13. ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date, as provided for in Section 5 of Article V of these Bylaws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

          Section 1. POWERS. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The Board shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these Bylaws.

          Section 2. NUMBER AND TERM. The number of directors shall be fixed at no less than two nor more than seven. Within the limits specified above, the number of directors shall be fixed from time to time by the Board. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualify or until his earlier resignation or removal. Directors need not be stockholders.

          Section. 3.    RESIGNATIONS. Any director may resign at any time. Such
resignations shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          Section 4. REMOVAL. Any director or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the shares entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose. Vacancies thus created may be filled at such meeting by the affirmative vote of a majority of the stockholders entitled to vote, or, if the vacancies are not so filled, by the directors as provided in Section 5 of this Article III.

          Section 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as provided in Section 4 of this Article III, vacancies occurring in any directorship and newly created directorships may be filled by a majority vote of the remaining directors then in office except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written

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consent of holders of a majority of the outstanding shares entitled to vote. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualify or until his earlier death, resignation or removal. The Board may not fill the vacancy created by removal of a director by electing the director so removed.

          Section 6. MEETINGS. The newly elected directors shall hold their first meeting to organize the Corporation, elect officers and transact any other business which may properly come before the meeting. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.

          Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

          Special meetings of the Board shall be called by the President or by the Secretary on the written request of any director with at least two days' notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

          Section 7. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

          Section 8. COMMITTEES. The Board of Directors may, by resolution passed a majority of the Board, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to

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all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these Bylaws. Unless a resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board shall report their proceedings to the Board when required.

          Section 9. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof consent thereto in writing.

          Section 10. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

          Section 11. TELEPHONIC MEETING. Unless otherwise restricted by the Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in such telephonic meeting shall constitute the presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

          Section 1. OFFICERS. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and one or more subordinate officers, all of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice Presidents, including an Executive Vice President, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold

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their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board held after each annual meeting of the stockholders. Any number of offices may be held by the same person.

          Section 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

          Section 3. CHAIRMAN. The Chairman of the Board of Directors shall be a member of the Board and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 4. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation. He shall exercise such duties as customarily pertain to the office of President and Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board. He shall perform such other duties as prescribed from time to time by the Board or these Bylaws.

          In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

          Section 5. VICE PRESIDENTS. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

          Section 6.     TREASURER. The Treasurer shall have

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custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the President and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

          The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Board.

          Section 7. SECRETARY. The Secretary shall be the Chief Administrative Officer of the Corporation and shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other non-financial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board.

          Section 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence of disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board.

          Section 9. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the President or the Treasurer or such other person or agent as may from time to time be authorized and with such counter-signature, if any, as may be required by the Board of Directors.

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          Section 10.    CONTRACTS AND OTHER DOCUMENTS. The President or
Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

          Section 11. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The President or Treasurer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

          Section 12. DELEGATION OF DUTIES. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

          Section 13. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these Bylaws.

          Section 14. VACANCIES. The Board of Directors shall have power to fill vacancies occurring in any office.

                                    ARTICLE V

                                      STOCK

          Section 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of

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Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more such transfer agents and/or registrars.

          Section 2. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          Section 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in their discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

          Section 4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          Section 5. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

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conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                   ARTICLE VI

                               RECORDS AND REPORTS

          Section 1.     MAINTENANCE AND INSPECTION OF RECORD OF STOCKHOLDERS.

          1.1 The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

          1.2 A stockholder or stockholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation may (i) inspect and copy the records of stockholders' names and addresses and shareholdings during usual business hours on five days prior written demand on the Corporation, and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the stockholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. This list shall be made available to any such stockholder or stockholders by the transfer agent on or before the later of five (5) days after the demand is received or the

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date specified in the demand as the date as of which the list is to be compiled.
The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 7.1.2 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

          Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Corporation shall keep at its principal executive office the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

          Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary Corporation of the Corporation.

          Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

          Section 5.     FINANCIAL STATEMENTS.

          5.1 A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been

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prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any stockholder demanding an examination of any such statement or a copy shall be mailed to any such stockholder.

          5.2 If a stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the stockholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the stockholder or stockholders within thirty (30) days after the request.

          5.3 The Corporation shall also, on the written request of any stockholder, mail to the stockholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

          5.4 The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

                                   ARTICLE VII

                           NOTICE AND WAIVER OF NOTICE

          Section 1. NOTICE. Whenever any written notice is required to be given by law, the Certificate of Incorporation or these Bylaws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation. Such notice may also be sent by telegram.

          Section 2.     WAIVER OF NOTICE.  Whenever notice is

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required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

          Section 1. AMENDMENTS. These Bylaws may be amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended, or repealed, together with a precise statement of the changes made. Bylaws adopted by the Board of Directors may be amended or repealed by stockholders.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 1. SEAL. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.

          Section 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31, of each year, or such other twelve consecutive months as the Board of Directors may designate.

          Section 3. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by the General Corporation

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Law of the State of Delaware, indemnify members of the Board and may, if authorized by the Board, indemnify its officers, employees and agents and any and all persons whom it shall have power to indemnify against any and all expenses, liabilities or other matters.

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